UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 12, 2008 (May 11, 2008)
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
     The disclosure set forth below under Item 1.02 of this current report on Form 8-K is incorporated by reference herein.

Item 1.02	– Termination of a Material Definitive Agreement.
     On May 11, 2008, Cumulus Media Inc. (the “Company”), Cloud Acquisition Corporation, a Delaware corporation (“Parent”), and Cloud Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into a Termination Agreement and Release (the “Termination Agreement”) to terminate the Agreement and Plan of Merger, dated July 23, 2007, among the Company, Parent and Merger Sub (the “Merger Agreement”), pursuant to which Merger Sub would have been merged with and into the Company, and as a result the Company would have continued as the surviving corporation and a wholly owned subsidiary of Parent.
     Parent is owned by an investor group consisting of Lewis W. Dickey, Jr., the Company’s Chairman, President and Chief Executive Officer, his brother John W. Dickey, the Company’s Executive Vice President and Co-Chief Operating Officer, other members of their family, and an affiliate of Merrill Lynch Global Private Equity.
     The members of the investor group informed the Company that, after exploring possible alternatives, they were unable to agree on terms on which they could proceed with the transaction.
     As a result of the termination of the merger agreement, and in accordance with its terms, the investor group has agreed to promptly pay the Company a termination fee of $15 million, and the terms of the previously announced amendment to the Company’s existing credit agreement will not take effect.
     Under the terms of the Termination Agreement, the parties also acknowledged and agreed that all related equity and debt financing commitments, equity rollover commitments and voting agreements shall be terminated, and further agreed to release any and all claims they may have against each other and their respective affiliates.
     The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached as Exhibit 10.1 this current report on Form 8-K and incorporated herein by reference.
Section 9 – Financial Statements and Exhibits

Item 9.01	– Financial Statements and Exhibits.

10.1	Termination Agreement and Release, dated as of May 11, 2008

99.1	Press Release, dated May 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: May 12, 2008

EXHIBIT LIST

10.1	Termination Agreement and Release, dated as of May 11, 2008

99.1	Press Release, dated May 12, 2008